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                        THE COMMONWEALTH OF MASSACHUSETTS
                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                              ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)

We, Joseph F. Boston, President, and Stephen J. Doyle, Assistant Clerk, of Aspen Technology, Inc., located at: Ten Canal Park, Cambridge, MA 02141, certify that these Articles of Amendment affecting articles numbered: Article 3 and Article 4 of the Articles of Organization were duly adopted at a meeting held on December 16, 1996, by vote of: 5,241,622 shares of Common of 9,729,730 shares outstanding, being at least a majority of each type, class or series outstanding and entitled to vote thereon.

That Section 3 of the Corporation's Articles of Organization is hereby amended to read in its entirety as follows:

3. The total number of shares and the par value, if any, of each class of capital stock which the corporation is authorized to issue as follows:

                        WITHOUT PAR VALUE              WITH PAR VALUE
      CLASS OF STOCK    NUMBER OF SHARES      NUMBER OF SHARES     PAR VALUE
      Preferred                               10,000,000           $0.10
      Common                                  40,000,000           $0.10

That Section 4 of the Corporation's Articles of Organization is hereby amended to read in its entirety as follows:

4. If more than one class is authorized, a description of each of the different classes of stock, with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

      The Corporation shall have authority to issue 50,000,000 shares of capital stock of which 40,000,000 shares shall be Common Stock in the amount as set forth below and 10,000,000 shares shall be preferred stock in the amount set forth below:

      CLASSIFICATION               NO. OF SHARES                 PAR VALUE
      Common Stock                   40,000,000                    $0.10
      Preferred Stock                10,000,000                    $0.10

      The shares of preferred stock may be issued from time to time in one or more classes or series. The Board of Directors is hereby authorized to establish and designate the different class or series, and to fix and determine preferences, voting powers, qualifications, and special or relative rights or privileges thereof and such designations as shall be stated in a vote or votes providing for the issue of such class or series adopted by the Board of Directors, which preferences, voting powers, qualifications, and special or relative rights or privileges need not be uniform among class or series. Any of the preferences, voting powers, qualifications, and special or relative rights or privileges of any such class or series of stock may be made dependent upon facts ascertainable outside the vote or votes providing for the issue of such stock


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      adopted by the Board of Directors, provided that the manner in which such facts shall operate upon the preferences, voting powers, qualifications, and special or relative rights or privileges of such class or series of stock is clearly and expressly set forth in the vote or votes providing for the issue of such class or series adopted by the Board of Directors. Prior to the issuance of any shares of the class or series having terms so determined by the Board of Directors other than a reissue of shares as shares of the same class and series, the Corporation shall submit to the Secretary of State a certificate signed by the President or a Vice President and by the Clerk or an Assistant Clerk setting forth the text of the vote or votes of the Board of Directors determining the terms of the class or series or the number of votes and a certificate that such vote or votes were duly adopted by the Board of Directors.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total PRESENTLY authorized is:

--------------------------------------------------------------------------------
       WITHOUT PAR VALUE STOCKS                 WITH PAR VALUE STOCKS
--------------------------------------------------------------------------------
TYPE      NUMBER OF SHARES            TYPE        NUMBER OF SHARES     PAR VALUE
--------------------------------------------------------------------------------
Common:                               Common:     15,000,000           .10
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Preferred:                            Preferred:  10,000,000           .10
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

CHANGE the total authorized to:

--------------------------------------------------------------------------------
       WITHOUT PAR VALUE STOCKS                 WITH PAR VALUE STOCKS
--------------------------------------------------------------------------------
TYPE      NUMBER OF SHARES            TYPE        NUMBER OF SHARES     PAR VALUE
--------------------------------------------------------------------------------
Common:                               Common:     40,000,000           .10
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Preferred:                            Preferred:  10,000,000           .10
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a LATER effective date not more than THIRTY DAYS after such filing, in which event the amendment will become effective on such later date.

Later effective date: _________________

SIGNED UNDER THE PENALTIES OF PERJURY, this 6th day of January, 1997. /s/ JOSEPH F. BOSTON, President
/s/ STEPHEN J. DOYLE, Assistant Clerk


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                        THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)


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I hereby approve the within Articles of Amendment, and the filing fee in the amount of $25,100 having been paid, said article is deemed to have been filed with me this 6th day of January, 1997.




EFFECTIVE DATE:
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                           /s/ WILLIAM FRANCIS GALVIN
                             WILLIAM FRANCIS GALVIN
                          SECRETARY OF THE COMMONWEALTH










                         TO BE FILLED IN BY CORPORATION
                      Photocopy of document to be sent to:

                             Aspen Technology, Inc.
                                 Ten Canal Park
                               Cambridge, MA 02141
                              Attn: Karen Hrynyszyn